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                                                                    EXHIBIT 3.20



                            ARTICLES OF ORGANIZATION
                                       OF
                      KAISER TEXAS SIERRA MICROMILLS, LLC

       I, the undersigned natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (the "Act"), do hereby adopt the following Articles of Organization for such company:

                                   ARTICLE I

                                      NAME

       The name of the limited liability company is "Kaiser Texas Sierra Micromills, LLC" (hereinafter referred to as the "Company").

                                   ARTICLE II

                                    DURATION

       The period of the duration of the Company is perpetual.

                                  ARTICLE III

                                    PURPOSE

       The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be formed under the Act.

                                   ARTICLE IV

                 PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE

        The address of the Company's principal place of business in Texas is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The address of the Company's initial registered office in Texas is 811 Dallas Avenue, Houston, Texas 77002 and the name of such initial registered agent is C T Corporation System.

                                   ARTICLE V

                                   MANAGEMENT

       The number of managers shall from time to time be fixed by the regulations of the Company and, until changed in accordance with the manner prescribed by the regulations, shall be four (4). The names and addresses of each person who is to serve as a manager until the first annual meeting of the members of the Company, or until their successors shall have been duly elected, or until their earlier death, resignation or removal, are as follows:





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              Joseph A. Bonn               6177 Sunol Boulevard
                                           Pleasanton, CA 94566

              George T. Haymaker, Jr.      5847 San Felipe, Suite 2600
                                           Houston, Texas  77057

              John T. LaDuc                5847 San Felipe, Suite 2600
                                           Houston, Texas  77057

              Anthony R. Pierno            5847 San Felipe, Suite 2600
                                           Houston, Texas  77057

                                   ARTICLE VI

                                   ORGANIZER

       The name and address of the organizer of the Company are as follows:

              Lisa S. Blaha                5847 San Felipe, Suite 2600
                                           Houston, Texas  77057

       IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of December, 1995.


                                        ORGANIZER

                                        /s/ LISA S. BLAHA
                                        ----------------------------------------
                                        Lisa S. Blaha





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